UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 6, 2006, T. Jay Collins, our President and Chief Executive Officer, will present information to investors and industry analysts at the Lehman Brothers – CEO Energy Conference in New York, NY. The presentation is available on our web site by using the Investor Relations link on our website, www.oceaneering.com or by going directly to www.oceaneering.com/InvestorRelations.asp.

Please note that certain information contained in the presentation, as well as certain written and oral statements made or incorporated by reference from time to time by us or our representatives in our reports and filings with the Securities and Exchange Commission, news releases, conferences, teleconferences, web postings or otherwise, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements include statements about:

•	Our earnings per share (EPS) outlook for 2006;

•	Anticipated growth in deepwater oil and gas production;

•	Future floating rig new builds;

•	Expansion of our ROV fleet for both drill support and construction service;

•	Drill support contracting opportunities on existing floating rig fleet and announced future new builds;

•	2006 ROV profit performance will improve due to an increase in fleet size, better average pricing, and higher fleet utilization;

•	Second half of 2006 ROV operating income anticipated to be as good or better than the first half of the year;

•	Subsea completions expected to more than triple in this decade;

•	Subsea tree orders forecast;

•	Subsea umbilical and tree control hardware CAPEX forecast for 2006-2008 expected to increase 150% over 2003-2005;

•	Second half of 2006 Subsea Products operating income anticipated to be better than the first half of the year;

•	Anticipation that Subsea Projects service demand for hurricane damage work will last the next few years;

•	Expected increase in deepwater Subsea Projects IMR service demand;

•	Second half of 2006 Subsea Projects operating income anticipated to decrease compared to the first half of the year;

•	2007 Subsea Projects operating income projected between 2005 and 2006 results;

•	Anticipated industry award and commencement of several large hurricane damage repair projects in 2007;

•	Projected 75% EPS growth in 2006 over 2005;

•	2007 EPS anticipated to surpass 2006 results;

•	Our projected 2006 Cash Flow from Operations (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation); and

•	Our projected 2006 EBITDA (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation).

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels;

•	competitive factors;

•	overall economic conditions; and

•	our ability to obtain new projects and the timing of new projects we do obtain.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and our Annual Report on Form 10-K for the year ended December 31, 2005.

We do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ W. CARDON GERNER	Date: September 6, 2006
W. Cardon Gerner
(Principal Accounting Officer)